ITI HOLDINGS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1997, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT














                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of ITI Holdings, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of ITI Holdings, Inc. (a Delaware corporation) and subsidiary as of December 31, 1997, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1997 and 1996, and for the period from September 1, 1995, to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ITI Holdings, Inc. and subsidiary as of December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, and for the period from September 1, 1995, to December 31, 1995, in conformity with generally accepted accounting principles.



Omaha, Nebraska,
   April 13, 1998 (except
 with respect to the matter
 discussed in Note 13, as
 to which the date is
 May 20, 1998)


                        ITI HOLDINGS, INC. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEETS

                        DECEMBER 31, 1997, 1996 AND 1995



                           ASSETS                                    1997             1996            1995

CURRENT ASSETS:
  Cash and cash equivalents                                        $  3,041,032     $  1,204,085    $    711,920
  Accounts receivable, net of allowance for
    doubtful accounts of $608,221, $455,778 and
    $366,053 in 1997, 1996 and 1995, respectively                    30,731,288       25,813,609      23,410,281
  Prepayments and other current assets                                1,825,938        1,741,446       1,433,633
                                                                   ------------    -------------     -----------
                                                                     35,598,258       28,759,140      25,555,834
                                                                   ------------    -------------     -----------
EQUIPMENT, FURNITURE AND FIXTURES, net                               20,244,036       21,915,513      17,660,725
                                                                   ------------    -------------     -----------
OTHER ASSETS:
  Deposits and other                                                    136,970          191,047         125,328
  Intangible assets, net of accumulated
    amortization of $6,462,070, $3,848,421 and
    $971,850 in 1997, 1996 and 1995, respectively                    17,037,930       19,651,579      22,528,150
  Deferred financing costs, net of accumulated
    amortization of $993,397, $626,904 and $126,959
    in 1997, 1996 and 1995, respectively                              1,473,140        1,823,940       2,301,018
                                                                   ------------    -------------     -----------
                                                                     18,648,040       21,666,566      24,954,496
                                                                   ------------    -------------     -----------
                                                                   $ 74,490,334     $ 72,341,219    $ 68,171,055
                                                                   ============    =============     ===========

        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt                                $ 55,739,358     $    126,026    $       -
  Revolving line of credit                                           15,000,000       12,340,000       3,500,000
  Accounts payable and accrued expenses                              14,203,176       13,696,200       9,368,694
  Customer deposits                                                     402,384          576,951         915,833
  Due to former principal stockholders                                  931,613          482,501         299,868
  Current portion of obligations under
    capital leases                                                    1,158,277        1,278,852       1,062,802
                                                                   ------------     ------------    ------------
                                                                     87,434,808       28,500,530      15,147,197
                                                                   ------------     ------------    ------------
LONG-TERM DEBT, net of current portion                                4,671,570       55,522,925      54,317,042
                                                                   ------------     ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Class A Common Stock:  $.01 par value,
    400,000 shares authorized, 301,715, 298,025 and
    290,000 shares issued, and 291,935, 292,950 and
    290,000 shares outstanding in 1997, 1996 and
    1995, respectively                                                    3,017            2,980           2,900
  Class B Common Stock:  $.01 par value,
    500,000 shares authorized, 125,581, 122,376 and
    113,539 shares issued, and 109,231, 110,675 and
    113,539 shares outstanding in 1997, 1996 and
    1995, respectively                                                    1,255            1,223           1,135
  Additional paid-in capital                                         31,499,268       31,016,937      29,959,785
  Accumulated deficit                                              (47,049,994)     (41,126,558)    (31,121,614)
  Notes receivable from stockholders                                  (824,691)        (952,307)       (135,390)
  Less- Treasury stock, at cost                                     (1,244,899)        (624,511)            -
                                                                   ------------    -------------     -----------
                                                                   (17,616,044)     (11,682,236)     (1,293,184)
                                                                   ------------    -------------     -----------
                                                                   $ 74,490,334     $ 72,341,219    $ 68,171,055
                                                                   ============    =============     ===========



                   The accompanying notes are an integral part
                      of these consolidated balance sheets.






                        ITI HOLDINGS, INC. AND SUBSIDIARY



                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

           AND THE PERIOD FROM SEPTEMBER 1, 1995, TO DECEMBER 31, 1995

                                                                                              Period From
                                                                                              September 1,
                                                             Year Ended       Year Ended        1995, to
                                                            December 31,     December 31,     December 31,
                                                                1997             1996             1995

REVENUES                                                     $145,573,772     $124,147,703      $42,529,444
                                                             ------------     ------------      -----------

OPERATING EXPENSES:
  Cost of services                                             81,871,761       72,056,973       23,845,587
  Selling, general and administrative expenses                 61,301,311       54,763,286       15,019,950
                                                             ------------     ------------      -----------
          Total operating expenses                            143,173,072      126,820,259       38,865,537
                                                             ------------     ------------      -----------
          Operating income (loss)                               2,400,700      (2,672,556)        3,663,907

OTHER INCOME (EXPENSE):
  Interest expense, including amortization of
    deferred financing costs of $366,493,
    $499,945 and $126,959 in 1997, 1996 and
    for the period from September 1, 1995, to
    December 31, 1995, respectively                           (7,592,434)      (6,449,664)      (2,175,506)
  Interest income                                                 156,774           68,336           41,047
  Other, net                                                    (888,476)        (951,060)        (151,062)
                                                             ------------     ------------      -----------
          Total other expense                                 (8,324,136)      (7,332,388)      (2,285,521)
                                                             ------------     ------------      -----------
          Income (loss) before income taxes                   (5,923,436)     (10,004,944)        1,378,386
                                                             ------------     ------------      -----------

PROVISION FOR INCOME TAXES                                           -                -                -
                                                             ------------     ------------      -----------
NET INCOME (LOSS)                                           $ (5,923,436)    $(10,004,944)      $ 1,378,386
                                                             ============     ============      ===========



                   The accompanying notes are an integral part
                        of these consolidated statements.


                        ITI HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

           AND THE PERIOD FROM SEPTEMBER 1, 1995, TO DECEMBER 31, 1995

                                                                                                  Period From
                                                                                                  September 1,
                                                                   Year Ended      Year Ended       1995, to
                                                                  December 31,    December 31,    December 31,
                                                                      1997            1996            1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $(5,923,436)  $(10,004,944)     $ 1,378,386

  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities-
      Depreciation and amortization                                  9,552,081       8,724,647      2,448,556
      Bad debt expense                                                 505,659         300,000           -
      Loss on disposal of assets                                       330,000           -               -
      Changes in current assets and liabilities-
         Increase in accounts receivable                           (5,423,338)     (2,703,328)      (564,049)
         (Increase) decrease in prepayments and other
           current assets                                             (84,492)       (307,813)        217,945
         (Increase) decrease in deposits and other                      54,077       (65,719)         (7,941)
         Increase (decrease) in accounts payable, accrued
           expenses and other liabilities                              781,521       4,171,257    (3,620,925)
                                                                   -----------    ------------    -----------
         Total adjustments                                           5,715,508     10,119,044     (1,526,414)
                                                                   -----------    ------------    -----------
         Net cash provided by (used in) operating activities         (207,928)         114,100      (148,028)
                                                                   -----------    ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                             (5,230,463)     (7,245,064)    (1,314,710)
                                                                   -----------    ------------    -----------
         Net cash used in investing activities                     (5,230,463)     (7,245,064)    (1,314,710)
                                                                   -----------    ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving line of credit                      2,660,000       8,840,000           -
  Proceeds from long-term debt obligations                           6,027,789         413,211           -
  Payments on long-term debt obligations                             (136,789)           -               -
  Payment of debt issuance costs                                      (15,693)       (22,867)       (141,229)
  Payment of capitalized lease obligations                         (1,249,598)     (1,223,107)      (763,383)
  Proceeds from issuance of common stock                               482,400       1,057,320           -
  Purchase of treasury stock                                         (620,387)       (624,511)           -
  Proceeds (payments) of notes receivable- Stockholders, net           127,616       (816,917)           -
                                                                   -----------    ------------    -----------
         Net cash provided by (used in) financing activities         7,275,338       7,623,129      (904,612)
                                                                   -----------    ------------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 1,836,947         492,165    (2,367,350)

CASH AND CASH EQUIVALENTS, beginning of period                       1,204,085         711,920      3,079,270
                                                                   -----------    ------------    -----------
CASH AND CASH EQUIVALENTS, end of period                           $ 3,041,032    $  1,204,085    $   711,920
                                                                   ===========    ============    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                           $ 7,236,101    $  5,366,655    $ 2,065,892
                                                                   ===========    ============    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Capital lease obligations                                        $      -       $  2,357,855    $   327,509
                                                                   ===========    ============    ===========


                   The accompanying notes are an integral part
                        of these consolidated statements.


                        ITI HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

         AND FOR THE PERIOD FROM SEPTEMBER 1, 1995, TO DECEMBER 31, 1995




                            Class A                Class B                                       Notes
                          Common Stock           Common Stock     Additional                  Receivable
                         ---------------        ---------------   Paid-In       Accumulated      From     Treasury
                       Shares   Amount     Shares     Amount      Capital         Deficit    Stockholders  Stock        Total

BALANCE,
September 1, 1995      290,000  $2,900     113,539    $1,135   $29,959,785    $(32,500,000)  $(135,390)   $      -    $ (2,671,570)
  Net income              -       -           -        -          -              1,378,386        -             -        1,378,386
                       -------  ------     -------    ------   -----------     ------------ -----------   -----------  ------------
BALANCE,
December 31, 1995      290,000   2,900     113,539     1,135    29,959,785     (31,121,614)   (135,390)          -      (1,293,184)
  Net loss                -       -           -        -          -            (10,004,944)        -             -     (10,004,944)
  Issuance of common
    stock                8,025      80       8,837        88     1,057,152             -      (916,428)          -          140,892
  Purchase of
    treasury stock        -       -           -        -          -                    -         99,511     (624,511)     (525,000)
                       -------  ------     -------     ------  -----------     ------------   ---------   -----------  ------------
BALANCE,
December 31, 1996      298,025   2,980     122,376     1,223    31,016,937     (41,126,558)   (952,307)     (624,511)  (11,682,236)
  Net loss                -       -           -        -          -             (5,923,436)        -             -      (5,923,436)
  Issuance of common
    stock                3,690      37       3,205         32      482,331             -      (406,124)          -           76,276
  Purchase of
    treasury stock        -       -           -        -          -                    -        533,740     (620,388)      (86,648)
                       -------  ------     -------     ------  -----------     ------------   ---------   -----------  ------------
BALANCE,
December 31, 1997      301,715  $3,017     125,581     $1,255  $31,499,268    $(47,049,994)  $(824,691)  $(1,244,899) $(17,616,044)
                       =======  ======     =======     ======  ===========     ============   =========   ===========  ============



  The accompanying notes are an integral part of these consolidated statements.




                        ITI HOLDINGS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995



1. ORGANIZATION AND OPERATIONS:

ITI Holdings, Inc. (the Company), through its wholly owned subsidiary, ITI Investments, Inc., was founded in 1995 to acquire the assets and business of ITI Marketing Services, Inc. effective August 31, 1995. ITI Investments, Inc. was subsequently renamed ITI Marketing Services, Inc. (ITI). In connection with the acquisition, the Company allocated $32.5 million of the purchase price to in-process research and development and immediately charged that amount to expense.


ITI is a Direct-to-Customer(sm) firm specializing in helping Fortune 1000 companies cultivate customers and build business. The Company focuses on two key capabilities: customer capture, which entails prospecting for new business, selling to identified prospects and processing sales orders; and customer care, which covers the service, retention and growth of an existing customer base. By utilizing a number of Direct-to-Customer(sm) channels: phone, mail and Internet, ITI creates programs designed to build, maintain and enhance customer sales and service opportunities in the financial services, communications, insurance, energy, government and technology industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The consolidated financial statements present the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment, Furniture and Fixtures

Equipment, furniture and fixtures are recorded at cost and are depreciated using the straight-line method over their estimated useful lives (primarily five years). Capitalized leases are amortized using the straight-line method over the lives of the related leases.

Financial Instruments

The recorded value of the Company's financial instruments represents their estimated fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognizes revenues as services are performed for its customers.

Intangible Assets

As a result of the business combination accounted for using the purchase method of accounting, all identifiable assets and liabilities were recorded at fair value. Purchased research and development related to the value assigned in the purchase price allocation to in-process research and development was charged to expense upon the closing of the business combination.

Acquisition costs in excess of the fair values assigned to the net assets acquired are being amortized over a period of 4 to 9 years using the straight-line method for the years ended December 31, 1997 and 1996, and over a period of 1 to 20 years for the 4 months ended December 31, 1995.

Deferred Financing Costs

Deferred financing costs are amortized using the level yield method over the life of the related debt.

Income Taxes

The Company files a consolidated tax return. Income taxes are provided on the liability method, under which the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax basis of the various assets and liabilities and operating loss carryforwards of the Company and gives current recognition to changes in tax rates and laws.
A valuation allowance is established to offset deferred tax assets due to the uncertainty of realizing their benefit.

3. ACQUISITION:

On August 31, 1995, Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership
(GTCR), a private fund managed by Golder, Thoma, Cressey, Rauner, Inc. (GTCR Inc.), and certain members of the management of the Company purchased stock in the Company and acquired the assets and business of the Company's predecessor for total consideration of approximately $80.4 million.

Funding for the acquisition was provided by proceeds from (i) the issuance of common stock and (ii) borrowings under the Company's credit facility.

The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition.

The summary of the net assets acquired follows:


         Working capital, net                                                              $10,227,718
         Equipment, furniture and fixtures                                                  17,368,253
         Other assets                                                                          117,388
         Research and development                                                           32,500,000
         Intangible assets                                                                  23,500,000
         Capital lease obligations (3,315,717)
                                                                                           -----------
                                                                                           $80,397,642
                                                                                           ===========

4. EQUIPMENT, FURNITURE AND FIXTURES:

Equipment, furniture and fixtures consist of the following:

                                                                             December 31,
                                                            -----------------------------------------
                                                               1997             1996             1995

       Operating equipment                                   $10,721,746      $ 8,787,352      $ 6,448,863
       Leasehold improvements                                  8,138,668        7,986,710        5,425,293
       Other equipment, furniture and fixtures                 8,791,756        5,929,573        3,432,845
       Capital leases                                          5,861,684        5,875,679        3,506,852
       Construction in progress                                     -              34,077          196,619
                                                             -----------      -----------      -----------
                                                              33,513,854       28,613,391       19,010,472

       Less- Accumulated depreciation                         13,269,818        6,697,878        1,349,747
                                                             -----------      -----------      -----------
                                                             $20,244,036      $21,915,513      $17,660,725
                                                             ===========      ===========      ===========



5. LONG-TERM DEBT:

Long-term debt consists of the following:

                                                                                       December 31,
                                                                        -------------------------------------
                                                                           1997           1996           1995
     Bank notes payable (Term Notes), interest at 350 basis
       points over LIBOR (9.47%, 9.06% and 9.48% at
       December 31, 1997, 1996 and 1995, respectively),
       due in semiannual installments of $3,500,000
       beginning on June 30, 1998, until December 31, 2000,
       with $7,000,000 installments due on June 30, 2001,
       and August 31, 2001.  This note is collateralized
       by all assets of the Company.                                      $35,000,000    $35,000,000    $35,000,000
     Bank notes payable (Subordinated Notes), interest
       at 12%, due in full on August 31, 2001.                             17,500,000     17,500,000     17,500,000
     Bank note payable (Junior Subordinated Term Note),
       interest at 12%, due in full on February 28, 2002.                   2,000,000           -              -
     Industrial Development Authority note payable,
       interest at 8.5%, due in full on August 1, 1998.                        47,000           -              -
     County Development note payable, interest at 4%,
       monthly payments of $13,586 (principal and interest)
       until November 1, 2003.  Lump-sum payment of $65,587
       (principal and interest) due on December 1, 2003.                      878,617        413,211           -
     Bank notes payable (Acquisition Note), interest at
       350 basis points over LIBOR (9.47% at December 31,
       1997), due in semiannual installments of $450,000
       beginning on June 30, 1999, until December 31, 2000,
       with $600,000 installments due on June 30, 2001, and
       August 31, 2001.  This note is collateralized by all
       assets of the Company.                                               3,000,000           -              -
     Note payable, interest at 9%, monthly payments of $8,303
       (principal and interest) until September 30, 2002.                     378,594           -              -
     Capitalized lease obligations                                          2,764,994      4,014,592      2,879,844
                                                                          -----------    -----------    -----------
                                                                           61,569,205     56,927,803     55,379,844

     Less- Current portion                                                 56,897,635      1,404,878      1,062,802
                                                                          -----------    -----------    -----------
               Total long-term debt                                       $ 4,671,570    $55,522,925    $54,317,042
                                                                          ===========    ===========    ===========


The Company's credit facilities, as amended, include $15.0 million of Variable Rate Senior Secured Revolving Notes (Revolver). Availability under the Revolver is based on a borrowing base calculated by reference to the Company's accounts receivable. Advances under the Revolver bear interest at 350 basis points over LIBOR. The Revolver matures on August 31, 2001. As of December 31, 1997, the Company had borrowings outstanding of $15 million.

The Revolver, the Acquisition Notes and the Term Notes are secured by substantially all of the tangible and intangible assets of the Company.

Additionally, GTCR provides limited guarantees. The Revolver, Acquisition Notes, Term Notes and Subordinated Notes contain various affirmative and negative covenants that limit the Company's ability to, among other things: incur additional indebtedness, incur additional liens, enter into any sales and leaseback transactions, merge with or sell its assets to any other person or entity, discount its receivables, change its business, make certain restricted payments or investments, issue capital stock with certain attributes, enter into transactions with its affiliates, make capital expenditures, enter into operating leases, make guarantees, pay dividends, purchase securities and amend its certificate of incorporation or bylaws. The Company is also required to comply with certain financial covenants, including: minimum gross revenues, a current ratio, a minimum consolidated net worth, a ratio of consolidated total indebtedness to consolidated EBITDA, a minimum consolidated EBITDA and a ratio of consolidated EBITDA to fixed charges. As of December 31, 1997, the Company is in violation of certain covenants that give the lenders the right to accelerate the due date of their loans. Accordingly, these loans have been reclassified to current.

Future scheduled principal payments on the long-term debt are as follows:

    1998                                         $55,739,358
    1999                                             210,723
    2000                                             223,197
    2001                                             236,550
    Thereafter                                     2,394,383
                                                 -----------
                                                 $58,804,211
                                                 ===========

6. RELATED-PARTY TRANSACTIONS:

Pursuant to a letter agreement, the Company has agreed to pay to GTCR Inc. a consulting fee of $200,000 per annum and an additional fee equal to 1% of the amount of any additional funds that may be invested in the Company by GTCR Inc. or any of its affiliates.

7. LEASES:

ITI leases computer, telephone and office equipment which have been capitalized at the net present value of future minimum lease payments using the interest rate implicit in each lease. The future minimum lease payments of these capitalized leases are as follows:

       1998                                                          $1,349,485
       1999                                                           1,690,279
                                                                     ----------
       Total minimum lease payments                                   3,039,764
       Less- Amount representing interest                               274,770
                                                                     ----------
       Present value of minimum lease payments                       $2,764,994
                                                                     ==========

ITI leases office space, automobiles and equipment under noncancelable operating leases with varying terms. Rent expense related to all operating leases during the years ended December 31, 1997 and 1996 and for the period from September 1, 1995, to December 31, 1995, was $5,069,127, $4,303,496 and $1,439,049,
respectively. The future minimum lease payments of leases with an initial or remaining term in excess of one year are as follows:

                                            Operating            Equipment
                                           Facilities            and Other              Total

              1998                             $ 3,279,918            $356,988            $ 3,636,906
              1999                               2,569,465             291,273              2,860,738
              2000                               2,279,311             189,837              2,469,148
              2001                               1,725,087              76,753              1,801,840
              Thereafter                         4,427,742              11,622              4,439,364
                                               -----------            --------            -----------
                                               $14,281,523            $926,473            $15,207,996
                                               ===========            ========            ===========

8. SIGNIFICANT CUSTOMERS:

During the years ended December 31, 1997 and 1996, and for the period from September 1, 1995, to December 31, 1995, the Company had sales to one customer which represented 20%, 23% and 25% of revenues and to its top five customers that accounted for approximately 56%, 55% and 61% of revenues, respectively.

9. EMPLOYEE RETIREMENT SAVINGS PLAN:

The Company continued the Employee Retirement Savings Plan (401(k) plan) in effect at the time of the acquisition. Employees are eligible after one year of service and the attainment of age 18. Employees may make elective deferral contributions of not less than 2% and not more than 16% of eligible wages. The 401(k) plan does not contain a provision for matching contributions by the Company. All 401(k) plan administrative expenses are paid by the Company.

10. STOCKHOLDERS' DEFICIT:

Class A Common Stock and Class B Common Stock

The Class A Common Stock, as a class, is entitled to 10% of the number of votes on all matters to be voted on by the stockholders of the Company. In the event of a liquidation of the Company, the holders of the Class A Common
Stock are entitled to receive a liquidation payment equal to the sum of (i) the original purchase price of the Class A Common Stock; (ii) an amount equal to a 10% annual accrual rate on the original purchase price of the Class A Common Stock from the date of purchase; and (iii) 10% of all remaining assets to be distributed to the holders of Common Stock.

The Class B Common Stock, as a class, is entitled to 90% of the number of votes on all matters to be voted on by the stockholders of the Company. In the event of liquidation, the Class B Common Stock is entitled to receive, after satisfaction of the liquidation preference on the Class A Common Stock, 90% of all remaining assets to be distributed to the holders of Common Stock.

Warrants

The Company's principal lender owns a warrant to purchase 8,323 shares of the Company's Class B Common Stock at an initial exercise price of $.0001 per share (such number of shares and exercise price subject to adjustment) on or prior to August 31, 2005.

Stock Split

On July 15, 1996, the Company effected a 100-for-1 stock split of its common stock to stockholders of record on that same date. All share information has been restated to reflect this split.

Treasury Stock

During the years ended December 31, 1997 and 1996, and for the period from September 1, 1995, to December 31, 1995, the Company repurchased 9,780 shares, 5,075 shares and 0 shares, respectively, of its previously outstanding Class A Common Stock and 16,350 shares, 11,701 shares and 0 shares, respectively, of its previously outstanding Class B Common Stock at prices reflective of their fair market value at the time of the transactions.

11. INCOME TAXES:

Deferred tax (liabilities) assets are comprised of the following:

                                                                                 December 31,
                                                                ------------------------------------------
                                                                    1997             1996             1995

         Net operating loss carryforwards                         $  5,458,439     $  3,378,796     $       -
         Purchased research and development                          9,331,111       10,067,778       10,804,445
         Other items, net                                               65,674          324,054          121,713
                                                                  ------------     ------------     ------------
                                                                    14,855,224       13,770,628       10,926,157
         Valuation allowance                                      (14,855,224)     (13,770,628)     (10,926,157)
                                                                  ------------     ------------     ------------
                                                                  $       -        $       -        $       -
                                                                  ============     ============     ============

At December 31, 1997, the Company has net operating loss carryforwards of approximately $16,000,000 which will expire in varying periods through 2011.

The effective income tax rate for the period from September 1, 1995, to December 31, 1995, differs from statutory tax rates due to the utilization of net operating loss carryforwards.

12. COMMITMENTS AND CONTINGENCIES:

The Company is subject to a number of lawsuits and claims for various amounts which arise out of the normal course of its business. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Company's financial position or results of operations.

13. SUBSEQUENT EVENT:

On May 20, 1998, the Company and its shareholders finalized the sale of 100% of the outstanding common stock to APAC Teleservices, Inc. In conjunction with the sale of the common stock, the Company repaid its credit facilities.